UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2006

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.06 Material Impairments.

On April 27, 2006, Brunswick Corporation (“Brunswick” or the “Company”) announced its decision to sell substantially all of its Brunswick New Technologies (“BNT”) business unit. On December 6, 2006, Brunswick’s management concluded that, based on an increasingly competitive marketplace's impact on BNT’s operating results (primarily in the portable navigation device segment in Europe) and discussions with potential acquirers of all or part of the BNT business, the proceeds of any sale of BNT are not expected to equal or exceed the Company's net investment in BNT. Accordingly, the Company expects to recognize a non-cash impairment charge in the amount of $70 million to $95 million. This impairment charge will be recorded in the quarter ending December 31, 2006.

Reference is made to Brunswick’s news release dated December 11, 2006, which is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	News Release of Brunswick Corporation dated December 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: December 11, 2006	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe
Title: Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit
99.1	News Release of Brunswick Corporation dated December 11, 2006.